EXHIBIT 4.2

[Front of Stock Certificate]

Innovation Pharmaceuticals Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

This certified that	SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP
is the owner of

FULLY PAID AND NON-ASSESSABLE CLASS A COMMON STOCK, $0.0001 PAR VALUE PER SHARE OF

Innovation Pharmaceuticals Inc. (hereinafter called the “Corporation”),

transferable on the books of this Corporation in person or by duly authorized attorney, upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are issued and shall be held subject to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended (copies of which are on file with the Corporation and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid until countersigned by the Transfer Agent and Registrar.

In Witness Whereof, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated:	COUNTERSIGNED:

By:
Transfer Agent and Registrar Authorized Officer

PRESIDENT	SECRETARY

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[Reverse of Stock Certificate]

Innovation Pharmaceuticals Inc.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE CORPORATION OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVE, TO GIVE THE CORPORATION A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION FO ANY SUCH CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common
TEN ENT	— as tenants by the entireties
JT TEN	— as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — Custodian under Uniform Gifts to Minors Act
(Cust) (Minor) (State)

Additional abbreviations may also be used though not in the above list.

For value received,                                                               hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

shares of the Class A common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint  Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN “ELIGIBLE GUARANTOR INSTITUTION” (WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SIGNATURE(S) GUARANTEED BY:

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